Exhibit 99.3

QUIPT HOME MEDICAL ENTERS INTO DEFINITIVE AGREEMENT FOR ITS ACQUISITION

BY AFFILIATES OF KINGSWOOD CAPITAL MANAGEMENT AND FORAGER CAPITAL MANAGEMENT

▪	Quipt shareholders to receive US$3.65 per share in cash
▪	Transaction provides immediate liquidity and certainty of value to shareholders
▪	The per share purchase price represents a 162% premium to Quipt’s unaffected stock price on May 19, 2025, the last full trading day prior to the public disclosure of Forager’s $3.10 per share proposal, and a 54% premium to Quipt’s 30-day VWAP as of December 12, 2025

Cincinnati, Ohio, December 15, 2025 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider, focused on end-to-end respiratory care, today announced that it has entered into a definitive agreement (the “Arrangement Agreement”) pursuant to which a special purpose acquisition vehicle (the “Purchaser”), to be funded by affiliates of each of Kingswood Capital Management, L.P. (“Kingswood”) and Forager Capital Management, LLC (“Forager”), solely to effect the acquisition of Quipt, will acquire, in an all cash transaction, all of the issued and outstanding common shares in the capital of Quipt (the “Shares”) for US$3.65 per share.

The transaction is not subject to any financing condition. Kingswood has provided an equity commitment letter to fund the Purchaser’s obligations under the Arrangement Agreement.

The transaction values Quipt at approximately US$260 million, including Quipt’s existing outstanding debt. Following the completion of the transaction, Quipt will become a privately held company and cease to report in the U.S. and Canada.

Commentary

Greg Crawford, Chairman and Chief Executive Officer of Quipt, said, “The Board has consistently demonstrated its commitment to maximizing shareholder value, and we believe this transaction achieves that objective by providing substantial and assured value to our shareholders. I extend my sincere gratitude to the entire Quipt team; your dedication, compassion, and drive have been fundamental to all our accomplishments. Looking forward, the future is exceptionally promising, with Quipt’s established legacy of outstanding in-home respiratory care poised for even greater growth in the future.”

Kingswood Partner Michael Niegsch and Forager Partner Johnny Wilhelm jointly commented, “Quipt has built a high quality, scaled respiratory care platform defined by its patient-centric care model, durable referral relationships, and attractive recurring revenue base. We are excited to partner with Greg Crawford, Hardik Mehta, and the entire Quipt team to support the Company’s next chapter of growth as a privately held company. We look forward to reigniting the M&A engine to expand in strategic markets, while continuing to invest in people, technology, and best-in-class clinical care.”

Board Process and Recommendation

Following a comprehensive review of alternatives conducted with its financial advisor, Truist Securities, Inc. (“Truist”), both the Quipt Board of Directors (the “Board”) and its Strategic Transactions Committee determined, after relying on fairness opinions of Truist and Evans & Evans, Inc. (“Evans & Evans”) and financial and legal advice, that the transaction is in the best interest of shareholders. The Board unanimously recommends that Quipt shareholders vote in favor of the transaction at the special meeting to be called to approve the transaction (the “Meeting”).

About Kingswood

Kingswood partners with leading middle-market companies that stand to benefit from its capital and extensive operating resources. Kingswood embraces complexity and believes it is well-positioned to support businesses at inflection points in their development to enhance value, with demonstrated experience in executing public to private transactions. Based in Los Angeles, Kingswood is a cohesive, entrepreneurial team with a long history of shared success developing “win-win” partnerships with its portfolio companies and management teams.

Fairness Opinions

Each of Truist and Evans & Evans has provided an opinion to the Board and the Strategic Transactions Committee, to the effect that, subject to the assumptions, limitations and qualifications communicated to the Board and the Strategic Transactions Committee, and to be set out in each of the written fairness opinions of each of Truist and Evans & Evans, as of December 14, 2025, the consideration is fair, from a financial point of view, to Quipt shareholders.

Additional Transaction Details and Approval Process

The transaction will be implemented by way of statutory plan of arrangement under the Business Corporations Act (British Columbia) and is subject to court approval and the approval of at least 66⅔% of the votes cast by Quipt shareholders present in person or by proxy at the Meeting, as well as by a simple majority of the votes cast by the Quipt shareholders, excluding the votes cast by certain persons as required by Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions.

Directors and executive officers of the Company who collectively hold approximately 11.4% of all issued and outstanding Shares, have entered into customary support and voting agreements (“Voting Support Agreements”) with the Purchaser pursuant to which they have agreed to vote all their Shares at the Meeting in favor of the transaction, subject to certain conditions. Additionally, Forager Fund, LP has also entered into a Voting Support Agreement with the Purchaser pursuant to which it has agreed, among other things, to vote its Shares, which represent approximately 9.5% of all issued and outstanding Shares, in favor of the transaction, subject to certain conditions.

The transaction is expected to close during the first half of 2026, subject to customary closing conditions, including receipt of required shareholder, regulatory and court approvals.

Upon closing of the transaction, the Purchaser intends to cause the Shares to be delisted from the Toronto Stock Exchange and the NASDAQ Capital Market, de-registered under the Securities Exchange Act of 1934, as amended, and to cause Quipt to submit an application to cease to be a “reporting issuer” under applicable Canadian securities laws.

Additional details regarding the terms and conditions of the transaction, the rationale for the recommendations made by the Strategic Transactions Committee and the Board, the fairness opinions, and how Quipt shareholders can participate in and vote at the Meeting, will be set out in a proxy statement and management information circular (the “Circular”) to be prepared and made available to Quipt shareholders in connection with the Meeting. Copies of the Arrangement Agreement and Voting Support Agreements, as well as the Circular and proxy materials in respect of the Meeting will be made available on SEDAR+ at www.sedarplus.com, with the U.S. Securities and Exchange Commission on the EDGAR website at www.sec.gov, and on Quipt’s website at quipthomemedical.com.

Advisors

DLA Piper is legal counsel to Quipt in Canada and the U.S. McDermott Will & Schulte LLP, in the U.S., and Fasken Martineau DuMoulin LLP, in Canada, are legal counsel to Kingswood, Forager, and the Purchaser.

Truist is acting as financial advisor, and Evans & Evans is acting as independent financial advisor, to Quipt and the Strategic Transactions Committee of the Board. UBS Investment Bank is acting as exclusive financial advisor to Kingswood.

Other Matters

Quipt is issuing a news release with its Q4 2025 results concurrently with this release but in light of entering into the Arrangement Agreement will not hold a Q4 2025 conference call.

Additional Information and Where to Find It

This communication may be deemed to be solicitation in respect of the arrangement. In connection with the arrangement, Quipt intends to file relevant materials with the SEC and Canadian securities regulatory authorities, including Quipt’s proxy statement on Schedule 14A and proxy circular. QUIPT SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES, INCLUDING QUIPT’S PROXY STATEMENT AND PROXY CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website at www.sec.gov and the Canadian Securities Administrators’ website at www.sedarplus.com, and Quipt shareholders will receive information at an appropriate time on how to obtain documents free of charge from Quipt, which are not currently available.

Quipt and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Shares in respect of the arrangement. Information about Quipt’s directors and executive officers is set forth in the proxy statement and proxy circular for Quipt’s 2024 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian securities regulatory authorities on January 24, 2025. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement and management information circular regarding the Transaction when it becomes available.

ABOUT QUIPT HOME MEDICAL

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). The words “may”, “would”, “could”, “should”, "potential”, "will”, "seek”, "intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook”, or the negatives thereof or variations of such words, and similar expressions as they relate to the Company are intended to identify forward-looking statements, including: the terms and conditions of the Arrangement Agreement, the funding of the Purchaser, the anticipated benefits of the transaction, the anticipated timing of the Meeting, the consideration and premium to be received by Quipt shareholders, the anticipated timing and the various steps to be completed in connection with the Transaction, including receipt of shareholder, regulatory and court approvals, the anticipated timing and completion and of the Transaction, the anticipated delisting of the Shares from the Toronto Stock Exchange and the NASDAQ Capital Market, and Quipt ceasing to be a reporting issuer under Canadian securities laws. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the ability to obtain required regulatory, shareholder and court approvals for the Transaction, the timing of obtaining such approvals and the risk that such approvals may not be obtained in a timely manner or at all, and the risk that such approvals may be obtained on conditions that are not anticipated; the timing of closing of the Transaction; the risk that the conditions to the Transaction are not satisfied on a timely basis or at all and the failure of the Transaction to close for any other reason; the ability to achieve the expected benefits of the Transaction. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. Examples of such risk factors include, without limitation: risks related to credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, and capital adequacy; the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations to the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; legal proceedings and litigation, including as it relates to the civil investigative demand received from the Department of Justice; increased competition; changes in foreign currency rates; the imposition of trade restrictions such as tariffs and retaliatory counter measures; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with United States Securities and Exchange Commission  and available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statement prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further information please visit our website at www.quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com